UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

EXTREME NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 12, 2009, Extreme Networks, Inc., a Delaware corporation (“Extreme Networks”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission which contained, among other items, a proposal submitted for approval by the stockholders for a voluntary program (the “Exchange Program”) that will permit eligible employees to exchange certain outstanding stock options that are “underwater” for a lesser number of shares of restricted stock units to be granted under the Extreme Networks 2005 Equity Incentive Plan, and with respect to stock options that are more substantially underwater, a cash payment.

In describing this proposal, the Proxy Statement stated that in order to be eligible to participate in the Exchange Program, options must have a minimum per share exercise price that is

•	higher than the highest per share closing price of Extreme Networks’ common stock during the 52 weeks prior to the commencement of the Exchange Program; and

•	at a reasonable premium to the current trading price of Extreme Networks’ common stock.

Extreme Networks would like to clarify that the Compensation Committee of the Board of Directors has approved that the minimum per share exercise price for an outstanding option to be eligible to participate in the Exchange Program must be the higher of:

•	the highest per share closing price of Extreme Networks’ common stock during the 52 weeks prior to the commencement of the Exchange Program, or

•	thirty five percent (35%) above the current trading price of Extreme Networks’ common stock immediately prior to the start of the Exchange Program.

The requirement that an outstanding option should have an exercise price in excess of 35% above the current trading price was set after reviewing recent and historical stock price movements, including the 30, 60, 90, 120, and 200 day trading averages. This minimum exercise price threshold is intended to help ensure that only options that are significantly above historical trading levels will be eligible for the program.

All other descriptions of the proposed Exchange Program remain as set forth in the Proxy Statement. If you have not already received a copy of the Proxy Statement, copies may be obtained by contacting Extreme Networks’ proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or the Investor Relations department at: (408) 579-3030. You may also write to: Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, CA 95051, Attn: Investor Relations.